Exhibit 10.1
AMENDMENT NO. 1
TO
CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT
     This Amendment No. 1 to Convertible Note and Warrant Purchase Agreement, entered into as of March 11, 2008 and effective as of February 19, 2008 (this “Amendment”), to the Convertible Note and Warrant Purchase Agreement (the “Agreement”), dated as of February 18, 2003, by and between Environmental Tectonics Corporation, a Pennsylvania corporation (“Borrower”), and H.F. Lenfest (“Purchaser”) is made upon the following terms and conditions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
Background
     WHEREAS, Borrower and Purchaser desire to amend the Agreement as provided herein.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto amend the Agreement as follows:
Confirmation of Existing Indebtedness. Borrower hereby unconditionally acknowledges and confirms that (i) the unpaid principal indebtedness of Borrower to Purchaser evidenced by the Note is $10,000,000, (ii) interest on the outstanding principal balance of the Note has been paid through August 23, 2006; and (iii) the foregoing sums, together with continually accruing interest and any related costs, fees and expenses are, as of the date hereof, unconditionally owing without claim, counterclaim, right of recoupment, defense or set off of any kind or of any nature whatsoever.
Ratification of Transaction Documents. Borrower hereby unconditionally ratifies and confirms and reaffirms in all respect and without condition, all of the terms, covenants and conditions set forth in the Transaction Documents and agrees that it remains unconditionally liable to Purchaser in accordance with the respective terms, covenants and conditions of such instruments, agreements and documents, and that all liens and security interests, encumbering any collateral created pursuant to and/or referred to in the Transaction Documents continue unimpaired and in full force and effect, and secure and shall continue to secure all of the obligations of Borrower to Purchaser including, without limitation, the Borrower’s obligations in connection with the Loan and under the other Transaction Documents.
Definitions. The following defined terms set forth in Section 1.1 of the Agreement shall be amended as follows:
“Maturity Date” shall mean March 1, 2010, or any other date on which all outstanding principal, together with accrued and unpaid interest, on the Note shall be due and payable in full.
“Consolidated Tangible Net Worth” shall mean as of any date of determination, (a) the aggregate amount of all assets of the Borrower and its Subsidiaries on a consolidated basis at such date as may be properly classified as such in accordance with GAAP, excluding such other assets as are properly classified as intangible assets under GAAP, minus (b) the aggregate amount of all liabilities of the Borrower and its Subsidiaries and minority interests in the Borrower or any of its Subsidiaries on a consolidated basis at such date, as may be properly classified as such in accordance with GAAP, plus (c) the outstanding principal balance of the Note.
Amendment to Note. Simultaneously with the execution and delivery of this Amendment, Purchaser and Borrower shall execute and deliver the First Amendment to Senior Subordinated Convertible Note in the form attached hereto as Exhibit A (the “First Amendment to Note”). The First Amendment to Note shall be affixed to the Note and constitute a part thereof.
References to Note. All references in the Agreement and in any and all of the other Transaction Documents to the Note, no matter how denominated, is hereby amended, replaced and reformed to mean and refer to the Note as amended by the First Amendment to Note.
Financial Covenants. Section 7.3 of the Agreement is hereby deleted in full and replaced with the following:
7.3 Financial Covenants. The Borrower covenants that, so long as all or any part of the principal amount of the Note or any interest thereon shall remain outstanding, the Borrower will maintain as of the end of each fiscal quarter a minimum Consolidated Tangible Net Worth of $5,000,000.
Integrated Agreement. This Amendment and all of the instruments, agreements and documents executed and/or delivered in conjunction with this Amendment shall be effective upon the date of execution hereof and thereof by all parties hereto and thereto, and shall be deemed incorporated into and made a part of the Transaction Documents. All such instruments, agreements and documents, and this Amendment, shall be construed as integrated and complementary of each other, and as augmenting and not restricting Purchaser’s rights, remedies, benefits and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this Amendment shall constitute an amendment thereto and shall govern and control.
Miscellaneous.

          Validity. In the event that all or any portion of any provision of this Amendment shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Amendment.
          Headings. The section headings in this Amendment are for convenience only, form no part of this Amendment, and shall not affect its interpretation.
Effectiveness of Agreement. Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.
[Signature page follows]

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment No. 1 to Convertible Note and Warrant Purchase Agreement the day and year first above written.

BORROWER: ENVIRONMENTAL TECTONICS CORPORATION
By:
Name:
Title:

PURCHASER:

H.F. Lenfest